Exhibit 99

FOR IMMEDIATE RELEASE

Jan. 30, 2008

Company: Dominion

Contacts:

Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Laura Kottkamp (804) 819-2254, Laura.E.Kottkamp@dom.com

DOMINION ANNOUNCES 2007 EARNINGS

• Schedules conference call for 10 a.m. EST today

• Provides 2008 operating earnings guidance of $3.05 to $3.15 per share

• Introduces 2009 operating earnings outlook of $3.25 to $3.40 per share

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the 12 months ended Dec. 31, 2007 of $2.54 billion ($3.88 per share) compared to net income of $1.38 billion ($1.96 per share) for the same period in 2006.

Operating earnings for the 12 months ended Dec. 31, 2007 amounted to $1.68 billion ($2.56 per share) compared to operating earnings of $1.78 billion ($2.53 per share) for the same period in 2006. Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2007 and 2006 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

All GAAP earnings, operating earnings and related per share amounts reflect the realignment of our business segments and the November 2007 2-for-1 stock split.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“We completed the divestiture of our non-Appalachian natural gas and oil exploration and production businesses in 2007, while continuing to deliver exceptional results across the rest of our businesses. We posted impressive results in all business areas, from merchant generation and unregulated retail sales to our regulated electric and gas operations.

“Our newly aligned operating segments, combined with expanded disclosure of earnings drivers detailed in the 2008 Earnings Guidance Kit that will be posted this morning on Dominion’s Web site, will better highlight Dominion’s earnings power and growth prospects. We are providing 2008 operating earnings guidance of $3.05 to $3.15 per share and are confident that we can deliver long-term annual operating earnings per share growth of at least 6 percent after 2008.”

Fourth-quarter earnings

Dominion also announced today unaudited net income determined in accordance with GAAP for the three months ended Dec. 31, 2007, of $299 million (52 cents per share) compared to net income of $31 million (4 cents per share) for the same period last year.

Operating earnings for the three months ended Dec. 31, 2007, were $299 million (52 cents per share) compared to operating earnings of $271 million (38 cents per share) for the three months ended Dec. 31, 2006.

Business segment results and detailed descriptions of items included in 2007 and 2006 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

2007 operating earnings compared to 2006

The increase in both fourth-quarter 2007 and full-year 2007 operating earnings per share as compared to 2006 is primarily attributable to higher contributions from the merchant generation business; lower unrecovered Virginia fuel expenses; higher regulated electric sales; lower interest expense; and accretion due to share repurchases. These positives were partially offset by the decrease in earnings resulting from the sale of our non-Appalachian E&P properties; higher outage costs at the company’s generating units; higher salary, wages, and benefits expenses; and other expenses.

Complete details of fourth-quarter and full-year 2007 operating earnings compared to 2006 can be found on Schedule 4 of this release.

2008 operating earnings guidance and 2009 outlook

The company is providing operating earnings guidance of $3.05 to $3.15 per share for the full year 2008 and 89 cents to 94 cents per share for the first quarter of 2008.

Additionally, the company is introducing its initial 2009 operating earnings outlook of $3.25 to $3.40 per share.

This morning, at approximately 7:30 a.m. EST, the company will publish detailed guidance for each of the newly realigned operating segments. Complete details of the company’s 2008 guidance can be found on Dominion’s Web page under Financial Modeling, Forecasts and Outlook at http://www.dom.com/investors/.

In providing its 2008 operating earnings guidance and introducing its initial 2009 operating earnings outlook, the company notes that there could be differences between expected 2008 and 2009 GAAP and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance and outlook.

Conference call today

Dominion will host its fourth-quarter earnings conference call at 10 a.m. EST on Wednesday, Jan. 30. Dominion management, including the heads of each business unit, will discuss 2007 financial results, 2008 operating earnings guidance, its 2009 operating earnings outlook and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9871. Participants should dial in 10 minutes to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live webcast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EST Jan. 30 and lasting until 11 p.m. EST Feb. 6. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-7226. The PIN for the replay is 64496722. Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Jan. 30.

Dominion is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 26,500 megawatts of generation, 14,000 miles of natural gas transmission, gathering and storage pipeline, 6,000 miles of electric transmission lines and 1 Tcfe of proved natural gas and oil reserves. Dominion also owns and operates the nation’s largest underground natural gas storage system with over 970 billion cubic feet of storage capacity and serves retail energy customers in 11 states. For more information about Dominion, visit the company’s Web site at http://www.dom.com.

This release contains certain forward-looking statements, including our forecasted operating earnings for 2008 and 2009 as well as projected future long-term operating earnings growth rates, that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations may include factors that are beyond the company’s ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled. Other factors include, but are not limited to, weather conditions, including the effects of hurricanes on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, economic conditions in the company’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended December 31,
	2007	2006	Change
Operating Revenue (GAAP Based)	$3,694	$3,922	$(228)

Earnings: (1)
Dominion Virginia Power	$82	$105	$(23)
Dominion Energy	113	91	22
Dominion Generation (2)	133	81	52
Corporate and Other: (2)
Other	(46)	(49)	3
E&P Non-Appalachia	(5)	29	(34)
Peoples & Hope (3)	22	14	8

OPERATING EARNINGS	$299	$271	$28

Items excluded from operating earnings (4)	—	(240)	240
GAAP EARNINGS	$299	$31	$268

Common Shares Outstanding (average, diluted)	578.1	707.6

Earnings Per Share (EPS): (1)
Dominion Virginia Power	$0.14	$0.15	$(0.01)
Dominion Energy	0.20	0.13	0.07
Dominion Generation (2)	0.23	0.11	0.12
Corporate and Other: (2)
Other	(0.08)	(0.07)	(0.01)
E&P Non-Appalachia	(0.01)	0.04	(0.05)
Peoples & Hope (3)	0.04	0.02	0.02

OPERATING EARNINGS	$0.52	$0.38	$0.14

Items excluded from operating earnings (4)	—	(0.34)	0.34

GAAP EARNINGS	$0.52	$0.04	$0.48

	Twelve months ended December 31,
	2007	2006	Change
Operating Revenue (GAAP Based)	$15,674	$16,297	$(623)

Earnings: (1)
Dominion Virginia Power	$415	$411	$4
Dominion Energy	387	347	40
Dominion Generation (2)	756	537	219
Corporate and Other: (2)
Other	(192)	(201)	9
E&P Non-Appalachia	252	638	(386)
Peoples & Hope (3)	60	49	11

OPERATING EARNINGS	$1,678	$1,781	$(103)

Items excluded from operating earnings (4)	861	(401)	1,262
GAAP EARNINGS	$2,539	$1,380	$1,159

Common Shares Outstanding (average, diluted)	655.2	703.2

Earnings Per Share (EPS): (1)
Dominion Virginia Power	$0.64	$0.59	$0.05
Dominion Energy	0.59	0.49	0.10
Dominion Generation (2)	1.15	0.76	0.39
Corporate and Other: (2)
Other	(0.29)	(0.29)	—
E&P Non-Appalachia	0.38	0.91	(0.53)
Peoples & Hope (3)	0.09	0.07	0.02

OPERATING EARNINGS	$2.56	$2.53	$0.03

Items excluded from operating earnings (4)	1.32	(0.57)	1.89
GAAP EARNINGS	$3.88	$1.96	$1.92

(1)	2007 and 2006 segment earnings and per share values have been recast to reflect the impact of segment realignment and the 2 for 1 common stock split.
(2)	Earnings have been recast to exclude income and losses from discontinued operations.
(3)	Earnings for Peoples Natural Gas and Hope Gas, Inc. are reported in the Corporate Segment.
(4)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find “GAAP Reconciliation” on Dominion’s Web site at www.dom.com/investors/

Schedule 2 – Reconciliation of 2007 Operating Earnings to GAAP

2007 Earnings (Twelve months ended December 31, 2007)

The net effects of the following items, all shown on an after-tax basis, are included in 2007 reported earnings, but are excluded from operating earnings:

•	$1.5 billion net benefit resulting from the sales of our non-Appalachian E&P businesses including:

•	$2.1 billion net gain from the sales; partially offset by

•

$506 million in other charges including the effect of discontinuing hedge accounting for certain gas and oil hedges and subsequent changes in the fair value of these hedges ($342 million), settlement of volumetric production payment (VPP) agreements ($108 million), and employee-related expenses; and

•	$148 million in net charges related to the early retirement of debt associated with the completion of our debt tender offer in July 2007;

•	$119 million net benefit related to the release of tax valuation allowances;

•	$270 million of impairment charges related to our merchant generation assets including $252 million related to the sale of a partially completed generation facility (Dresden);

•	$137 million charge related to the termination of a power sales agreement at our State Line generating facility;

•

$158 million extraordinary item related to the reapplication of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation, to the Virginia jurisdiction of our electric utility generation operations;

•	$56 million in charges related to the impairment of certain Dominion Capital investments;

•	$29 million in charges related to litigation reserves;

•	$93 million in other charges, including losses from certain discontinued operations.

(millions, except per share amounts)	1Q07	2Q07	3Q07	4Q07	YTD 2007*
Operating earnings	$518	$310	$551	$299	$1,678

Items excluded from operating earnings (after-tax):
Items related to the sales of non-Appalachian E&P businesses:
Net gain on sale	(2)	5	2,124	12	2,139
Other related charges	(6)	(482)	(15)	(3)	(506)
Net charges related to debt tender offer		15	(163)		(148)
Release of tax valuation allowances, net	(6)	70	55		119
Impairment of merchant generation assets		(252)	(18)		(270)
Termination of the State Line power sales agreement			(140)	3	(137)
Extraordinary item related to the reapplication of SFAS 71		(158)			(158)
Dominion Capital impairment of assets			(55)	(1)	(56)
Litigation reserves	(16)		(16)	3	(29)
Other charges	(35)	(38)	(6)	(14)	(93)

Total items excluded from operating earnings	(65)	(840)	1,766	0	861

Reported net income	$453	$(530)	$2,317	$299	$2,539

Common shares outstanding (average, diluted) **	701.7	698.2	639.6	578.1	655.2

Operating earnings per share	$0.74	$0.44	$0.86	$0.52	$2.56

Items excluded from operating earnings (after-tax)	(0.09)	(1.20)	2.76	0.00	1.32

Reported earnings per share	$0.65	$(0.76)	$3.62	$0.52	$3.88

*	YTD 2007 EPS may not equal sum of quarters due to share count differences.
**	As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 3 – Reconciliation of 2006 Operating Earnings to GAAP

2006 Earnings (Twelve months ended December 31, 2006)

The net effects of the following items, all shown on an after-tax basis, are included in 2006 reported earnings, but are excluded from operating earnings:

•

$183 million in losses from discontinued operations of three merchant generation facilities (Troy, Pleasants, Armstrong) for which an agreement to sell was executed in December 2006 reflecting the impairment of assets ($164 million) and loss from normal operations ($19 million);

•	$33 million in income from the discontinued operations of our Canadian E&P business sold in June 2007;

•	$91 million in charges related to the impairment of certain Dominion Capital investments;

•	$73 million in net charges related to the planned sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;

•	$37 million in charges due to the mark-to-market impact on certain interest rate swaps;

•

$34 million of impairment charges, including the cancellation of a pipeline project ($17 million) and from a change in method of assessing other-than-temporary declines in the fair value of securities held in nuclear decommissioning trust funds ($15 million);

•	$11 million of incremental charges related to Hurricanes Katrina and Rita;

•	$6 million in charges related to the write-off of a prepaid merchant generation gas transportation contract;

•	$6 million gain on the sale of an investment in a natural gas storage development project; and

•	$5 million in other charges including charges related to the divestiture of oil and gas properties.

(millions, except per share amounts)	1Q06	2Q06	3Q06	4Q06	YTD 2006
Operating earnings	$567	$279	$664	$271	$1,781

Items excluded from operating earnings (after-tax):
Discontinued operations - merchant generation facilities	(5)	(6)	(4)	(168)	(183)
Discontinued operations - Canadian E&P operations	5	20	3	5	33
Discontinued operations - Dominion Capital subsidiary		1		(1)	0
Dominion Capital related charges		(85)		(6)	(91)
Net charges related to the planned sale of Dominion Peoples and Dominion Hope natural gas distribution companies	(21)	(7)	(7)	(38)	(73)
Mark-to-market impact related to certain interest rate swaps		(37)			(37)
Impairment of assets			(6)	(28)	(34)
Hurricanes Katrina and Rita	(7)	(3)	(1)		(11)
Merchant generation prepaid contract write-off	(6)				(6)
Gain on sale of natural gas storage development project			5	1	6
Other	1	(1)	0	(5)	(5)

Total items excluded from operating earnings	(33)	(118)	(10)	(240)	(401)

Reported net income	$534	$161	$654	$31	$1,380

Common shares outstanding (average, diluted)	696.2	701.1	707.9	707.6	703.2

Operating earnings per share	$0.81	$0.40	$0.94	$0.38	$2.53

Items excluded from operating earnings (after-tax)	(0.04)	(0.17)	(0.02)	(0.34)	(0.57)

Reported earnings per share	$0.77	$0.23	$0.92	$0.04	$1.96

*	YTD 2006 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 2007 Earnings to 2006

Preliminary, unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December,		December,
	2007 vs. 2006		2007 vs. 2006
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS
Dominion Virginia Power
Regulated electric sales:
Weather	$7	$0.01	$22	$0.03
Customer growth	2	0.00	11	0.02
Major storm damage and service restoration	3	0.00	9	0.01
Salary, wages and benefits expense	(12)	(0.02)	(15)	(0.02)
Outside Services and Reliability	(8)	(0.01)	(18)	(0.02)
Dominion Retail	(8)	(0.01)	0	0.00
Other	(7)	(0.01)	(5)	(0.01)
Share Accretion	—	0.03	—	0.04

Change in contribution to operating earnings	$(23)	$(0.01)	$4	$0.05

Dominion Energy
Regulated gas sales - weather	$5	$0.01	$16	$0.02
Gas Transmission operations	2	0.00	(6)	0.00
Producer services	6	0.01	(33)	(0.05)
Gas and Oil - production	28	0.04	66	0.10
Gas and Oil - prices	14	0.02	33	0.05
Gas and Oil - DDA expense	(12)	(0.02)	(27)	(0.04)
Salary, wages and benefits expense	(11)	(0.02)	(23)	(0.04)
Other	(10)	(0.01)	14	0.02
Share Accretion	—	0.04	—	0.04

Change in contribution to operating earnings	$22	$0.07	$40	$0.10

Dominion Generation
Regulated electric sales:
Weather	$12	$0.02	$37	$0.05
Customer growth	4	0.01	20	0.03
Virginia fuel underrecovery	45	0.06	120	0.17
Merchant generation margin	105	0.15	211	0.30
Sales of emissions allowances	6	0.01	(34)	(0.05)
Ancillary service revenues	5	0.01	27	0.04
Interest expense	6	0.01	(9)	(0.01)
Outage costs	(40)	(0.06)	(61)	(0.09)
Salary, wages and benefits expense	(46)	(0.07)	(51)	(0.08)
Depreciation and amortization	(8)	(0.01)	(32)	(0.04)
Other	(37)	(0.05)	(9)	(0.01)
Share Accretion	—	0.04	—	0.08

Change in contribution to operating earnings	$52	$0.12	$219	$0.39
Corporate and Other [1]
Change in contribution to operating earnings	$(23)	$(0.04)	$(366)	$(0.51)
Change in consolidated operating earnings	$28	$0.14	($103)	$0.03

Change in items excluded from operating earnings [2]	$240	$0.34	$1,262	$1.89

Change in net income (GAAP earnings)	$268	$0.48	$1,159	$1.92

1)	Earnings for Peoples Natural Gas and Hope Gas, Inc. are reported in the Corporate Segment.
2)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find “GAAP Reconciliation” on Dominion’s Web site at www.dom.com/investors.